EXECUTION COPY

April 27, 2018
Bill Wilson
Address on file with the Company

Re:	Employment Agreement Amendment
Dear Bill:
This letter confirms our recent discussions regarding certain changes to your Employment Agreement, dated October 16, 2017, with Townsquare Media, Inc. (the “Company”). Except as otherwise set forth herein, the terms and conditions of your Employment Agreement will be unaffected by this letter. Capitalized terms used but not defined herein will have the meaning set forth in your Employment Agreement.

•	Base Salary. Effective immediately, your Base Salary will increase to $1,000,000.

•	Annual Bonus. Your annual cash bonus for each of the Company’s 2018 and 2019 fiscal years will be no less than your Target Bonus.

* * *
We are looking forward to your continued leadership.

[Signature Page Follows]

Townsquare Media, Inc.

/s/ David Quick
By: David Quick
Title: Chair, Compensation Committee

ACCEPTED AND AGREED:

/s/ Bill Wilson
Bill Wilson

Signature Page to Employment Agreement